Exhibit 99.1

Contact:	US Airways
Dan Cravens
480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS RECORD MARCH LOAD FACTOR

TEMPE, Ariz., April 4, 2012 — US Airways Group, Inc. (NYSE: LCC) today announced March and year-to-date 2012 traffic results. Mainline revenue passenger miles (RPMs) for the month were 5.3 billion, up 4.8 percent versus March 2011. Mainline capacity was 6.3 billion available seat miles (ASMs), up 3.3 percent versus March 2011. Mainline passenger load factor was a record 84.6 percent for the month of March, up 1.2 points versus March 2011.

US Airways’ President Scott Kirby said, “Our March consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) increased approximately 8 percent versus the same period last year. I would like to thank our 32,000 employees for continuing to run an outstanding operation. Our team delivered not only our best March operational performance in the history of our Company, but our best first quarter ever, which included seven days with zero mainline cancellations.”

For the month of March, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation was a record 87.3 percent with a completion factor of 99.4 percent.

The following summarizes US Airways Group’s traffic results for the month and year-to-date ended March 31, 2012 and 2011, consisting of mainline-operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline

MARCH
	2012	2011	Change
Mainline Revenue Passenger Miles (000)
Domestic	4,096,325	3,918,470	4.5%
Atlantic	725,122	680,781	6.5%
Latin	521,958	498,698	4.7%

Total Mainline Revenue Passenger Miles	5,343,405	5,097,949	4.8%

Mainline Available Seat Miles (000)
Domestic	4,750,192	4,586,884	3.6%
Atlantic	933,824	915,239	2.0%
Latin	631,331	609,683	3.6%

Total Mainline Available Seat Miles	6,315,347	6,111,806	3.3%

Mainline Load Factor (%)
Domestic	86.2	85.4	0.8	pts
Atlantic	77.7	74.4	3.3	pts
Latin	82.7	81.8	0.9	pts

Total Mainline Load Factor	84.6	83.4	1.2	pts

Mainline Enplanements
Domestic	4,287,863	4,152,719	3.3%
Atlantic	176,101	167,316	5.3%
Latin	383,574	371,325	3.3%

Total Mainline Enplanements	4,847,538	4,691,360	3.3%

YEAR TO DATE
	2012	2011	Change
Mainline Revenue Passenger Miles (000)
Domestic	11,112,759	10,438,067	6.5%
Atlantic	1,799,806	1,740,444	3.4%
Latin	1,388,865	1,391,137	(0.2)%

Total Mainline Revenue Passenger Miles	14,301,430	13,569,648	5.4%

Mainline Available Seat Miles (000)
Domestic	13,292,147	12,723,537	4.5%
Atlantic	2,690,273	2,559,489	5.1%
Latin	1,736,053	1,751,846	(0.9)%

Total Mainline Available Seat Miles	17,718,473	17,034,872	4.0%

Mainline Load Factor (%)
Domestic	83.6	82.0	1.6	pts
Atlantic	66.9	68.0	(1.1	)pts
Latin	80.0	79.4	0.6	pts

Total Mainline Load Factor	80.7	79.7	1.0	pts

Mainline Enplanements
Domestic	11,840,770	11,057,486	7.1%
Atlantic	439,784	428,134	2.7%
Latin	1,006,713	1,018,669	(1.2)%

Total Mainline Enplanements	13,287,267	12,504,289	6.3%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)

MARCH
	2012	2011	Change
Express Revenue Passenger Miles (000)
Domestic	191,072	197,202	(3.1)%

Express Available Seat Miles (000)
Domestic	270,846	278,693	(2.8)%

Express Load Factor (%)
Domestic	70.5	70.8	(0.3	)pts

Express Enplanements
Domestic	652,808	670,155	(2.6)%

YEAR TO DATE
	2012	2011	Change
Express Revenue Passenger Miles (000)
Domestic	525,682	523,300	0.5%

Express Available Seat Miles (000)
Domestic	773,603	772,497	0.1%

Express Load Factor (%)
Domestic	68.0	67.7	0.3	pts

Express Enplanements
Domestic	1,829,599	1,791,562	2.1%

Notes:

1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.

MARCH
	2012	2011	Change
Consolidated Revenue Passenger Miles (000)
Domestic	4,287,397	4,115,672	4.2%
Atlantic	725,122	680,781	6.5%
Latin	521,958	498,698	4.7%

Total Consolidated Revenue Passenger Miles	5,534,477	5,295,151	4.5%

Consolidated Available Seat Miles (000)
Domestic	5,021,038	4,865,577	3.2%
Atlantic	933,824	915,239	2.0%
Latin	631,331	609,683	3.6%

Total Consolidated Available Seat Miles	6,586,193	6,390,499	3.1%

Consolidated Load Factor (%)
Domestic	85.4	84.6	0.8	pts
Atlantic	77.7	74.4	3.3	pts
Latin	82.7	81.8	0.9	pts

Total Consolidated Load Factor	84.0	82.9	1.1	pts

Consolidated Enplanements
Domestic	4,940,671	4,822,874	2.4%
Atlantic	176,101	167,316	5.3%
Latin	383,574	371,325	3.3%

Total Consolidated Enplanements	5,500,346	5,361,515	2.6%

YEAR TO DATE
	2012	2011	Change
Consolidated Revenue Passenger Miles (000)
Domestic	11,638,441	10,961,367	6.2%
Atlantic	1,799,806	1,740,444	3.4%
Latin	1,388,865	1,391,137	(0.2)%

Total Consolidated Revenue Passenger Miles	14,827,112	14,092,948	5.2%

Consolidated Available Seat Miles (000)
Domestic	14,065,750	13,496,034	4.2%
Atlantic	2,690,273	2,559,489	5.1%
Latin	1,736,053	1,751,846	(0.9)%

Total Consolidated Available Seat Miles	18,492,076	17,807,369	3.8%

Consolidated Load Factor (%)
Domestic	82.7	81.2	1.5	pts
Atlantic	66.9	68.0	(1.1	)pts
Latin	80.0	79.4	0.6	pts

Total Consolidated Load Factor	80.2	79.1	1.1	pts

Consolidated Enplanements
Domestic	13,670,369	12,849,048	6.4%
Atlantic	439,784	428,134	2.7%
Latin	1,006,713	1,018,669	(1.2)%

Total Consolidated Enplanements	15,116,866	14,295,851	5.7%

Notes:

1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.
2)	Latin numbers include the Caribbean.

US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,200 flights per day and serves more than 200 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs more than 32,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 21,000 daily flights to 1,290 airports in 189 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. US Airways was the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report for 2010 and 2011. The airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index for six consecutive years. The Corporate Equality index is a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information visit usairways.com, follow on Twitter @USAirways or at Facebook.com/USAirways. (LCCT)

Forward Looking Statements

Certain of the statements contained or referred to herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of the Company. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand, booking practices and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; the Company’s high level of fixed obligations and ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports or focus city; regulatory changes affecting the allocation of slots; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on and costs, rights and functionality of third-party distribution channels, including those provided by global distribution systems, conventional travel agents and online travel agents; changes in government regulation; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or inability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; the Company’s ability to operate and grow its route network; the impact of environmental regulation; the Company’s reliance on technology and automated systems and the impact of any failure or disruption of, or delay in, these technologies or systems; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the Company’s ability to operate profitably out of Philadelphia International Airport; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the Securities and Exchange Commission (“SEC”). There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-K for the year ended December 31, 2011 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

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